Exhibit 99.1

NATIONAL HOLDINGS CORPORATION POSTS SECOND QUARTER REVENUE GROWTH OVER FIRST QUARTER AND POSITIVE ADJUSTED EBITDA FOR THE SECOND QUARTER

Improving market conditions in retail brokerage, investment banking and syndicate propel National Holdings Corporation to second quarter positive adjusted EBITDA despite charges related to litigation matters that have plagued the industry

New York, New York, May 16, 2012 -- National Holdings Corporation (the “Company”) (OTCBB: NHLD.OB), a full service investment banking company operating through its wholly-owned subsidiaries, reported earnings for its second fiscal quarter ended March 31, 2012.

Total revenues decreased by $444,000, or 1%, for the second quarter ended March 31, 2012 to $33,209,000, from $33,653,000 for the same period in 2011, but increased by $7,811,000, or 30.7%, over the $25,398,000 in revenues of the first quarter ending December 31, 2011.  In the first six months of fiscal year 2012, total revenues decreased $10,019,000, or 15%, to $58,608,000 from $68,627,000 in the first six months of fiscal year 2011.  The decrease in year over year revenues is primarily due to less favorable market conditions in our first fiscal quarter ending December 31, 2011, in all aspects of our retail brokerage division.

“We are very pleased that despite difficult market conditions we generated a positive adjusted EBITDA (please refer to the reconciliation of net income to EBITDA, as adjusted, attached to this press release), our top line revenues are steady and strong and we are experiencing positive trends compared to our first fiscal quarter of this year and corporate finance and syndicate revenues are running at record levels” stated Mark Goldwasser, Chief Executive Officer.  “We remain committed to managing our overhead and increasing efficiencies with a strategic view towards expanding through acquisitions and organic growth as well as through the recruitment of strategic producers with high revenue and margin businesses.”

“We are pleased to have settled substantially all of the claims related to the Medical Capital and Provident litigation that has plagued our industry.  Our adjusted EBITDA for the second quarter ended March 31, 2012 includes a $400,000 settlement charge related to such matters so without such settlement our adjusted EBITDA would have been $509,000 reflecting our improving performance,” stated Leonard J. Sokolow, President.  “Our adjusted EBITDA of $109,000 for the second fiscal quarter ended March 31, 2012 was just $28,000 less than the adjusted EBITDA of approximately $137,000 for the second quarter ended March 31, 2011, and adjusted EBITDA of $(191,000) for the six months ended March 31, 2012 represented a decline of $1,479,000 over the same period last year.”

The Company reported a net loss of $1,760,000 in the second quarter of fiscal year 2012 compared to a net loss of $2,942,000 in the second quarter of fiscal year 2011.  The net loss attributable to common stockholders in the second quarter of fiscal year 2012 was $1,760,000, or $.07 per common share, as compared to a net loss attributable to common stockholders in the second quarter of fiscal year 2011 of $3,045,000, or $.04 per common share.  This loss consisted of a Net Loss from Operations for the second quarter ended March 31, 2012 of $713,000 as compared to $736,000 for the second quarter of 2011.  The Company took a non-cash charge of $1,051,000 due to the loss on the disposition of its investment in a joint venture for the second quarter ended March 31, 2012 for which there was no comparable charge for the second quarter of 2011.  The net loss attributable to common stockholders for the second quarter of both fiscal year 2012 and 2011 reflects $0 and $103,000 of cumulative preferred stock dividends on the Company’s Series A preferred stock, respectively.

The Company reported a net loss of $2,769,000 for the six months ended March 31, 2012 compared to a net loss of $2,054,000 for the six months ended March 31, 2011.  The net loss attributable to common stockholders for the six months ended March 31, 2012 was $2,862,000, or $.12 per common share, as compared to a net loss attributable to common stockholders for the same six months of fiscal year 2011 of $2,261,000, or $.03 per common share.  This loss consisted of a Net Loss from Operations for the six months ended March 31, 2012 of $1,735,000 as compared to $455,000 for the same period in 2011.  The Company took a non-cash charge of $1,051,000 due to the loss on the disposition of its investment in a joint venture in the six months ended March 31, 2012 and took a non-cash loss for an increase in the fair value of a derivative liability of $1,603,000 for the six months ending March 31, 2011.  The net loss attributable to common stockholders for the six months ended March 31, 2012 and 2011 reflects $93,000 and $207,000 of cumulative preferred stock dividends on the Company’s Series A preferred stock, respectively.  The Company no longer pays dividends on the Series A Preferred Stock as of December 21, 2011.

About National Holdings Corporation

With anticipated annual revenues of approximately $130 million for the fiscal year 2012 and over 1,000 independent advisors, brokers, traders, sales associates and support personnel, the Company is a leading Independent Advisor and Broker services company.  As the migration of financial advisors from traditional wire houses, such as Merrill Lynch and Morgan Stanley (NYSE:MS) to Independent Advisors and Brokers, such as the Company and LPL Financial (NASDAQ:LPLA) accelerates, the Company's open architecture, high pay-out percentage, top tier compliance, supervision and operations are attractive to those advisors and brokers who want their independence but also want the support and product offerings of a larger firm.

National Holdings Corporation is a holding company for National Securities Corporation, vFinance Investments, Inc., EquityStation, Inc., National Asset Management, Inc., and National Insurance Corporation.  National Securities, vFinance and EquityStation are broker-dealers registered with the Securities and Exchange Commission ("SEC"), and members of FINRA and SIPC.  National Securities and vFinance are also members of the NFA.  National Asset Management is a federally-registered investment adviser.  National Insurance provides a full array of fixed insurance products to its clients.  For more information, please visit our websites at www.nationalsecurities.com and www.vfinance.com.

Safe Harbor Statements
This release contains forward-looking statements within the meaning of the federal securities laws.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by National Holdings Corporation from time to time in their filings with the SEC.  The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  National Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.

CONTACTS:
Mark Goldwasser	Leonard J. Sokolow
Chief Executive Officer	Vice Chairman and President
Tel: 212-417-8210	Tel: 561-981-1001

NATIONAL HOLDINGS CORPORATION
(CONSOLIDATED)
FINANCIAL HIGHLIGHTS

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
	2012	2011	2012	2011

Revenues	$33,209,000	$33,653,000	$58,608,000	$68,627,000

Net loss	(1,760,000)	(2,942,000)	(2,769,000)	(2,054,000)

Preferred stock dividends	-	(103,000)	(93,000)	(207,000)

Net loss attributable to common stockholders	(1,760,000)	(3,045,000)	(2,862,000)	(2,261,000)

Loss per share attributable to common stockholders - Basic *	$(0.07)	$(0.04)	$(0.12)	$(0.03)

Loss per share attributable to common stockholders - Diluted *	$(0.07)	$(0.04)	$(0.12)	$(0.03)

Weighted average number of shares outstanding - Basic	26,088,530	20,232,815	23,855,581	18,943,242

Weighted average number of shares outstanding - Diluted	26,088,530	20,232,815	23,855,581	18,943,242

* See Notes to Financial Statements in Form 10Q for the Quarter ended March 31, 2012 for  Net Loss per Common Share Calcuation

Reconciliation of Net Income (Loss) to EBITDA, as Adjusted

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

Net loss, as reported	$(1,760,000)	$(2,942,000)	$(2,769,000)	$(2,054,000)
Interest expense	276,000	289,000	552,000	585,000
Taxes	43,000	46,000	83,000	65,000
Depreciation	140,000	154,000	288,000	327,000
Amortization	155,000	155,000	311,000	334,000
EBITDA	(1,146,000)	(2,298,000)	(1,535,000)	(743,000)
Non-cash compensation expense	4,000	100,000	10,000	200,000
Non-cash other administrative expense	140,000	-	140,000	-
Forgivable loan write down	60,000	114,000	143,000	228,000
Loss on disposition of joint venture	1,051,000	-	1,051,000	-
Change in fair value of derivative	-	2,221,000	-	1,603,000
EBITDA, as adjusted	$109,000	$137,000	$(191,000)	$1,288,000

Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for non-cash compensation expense and amortization of forgivable loans, is a key metric the Company uses in evaluating its financial performance.  EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC pursuant to the Securities Act of 1933, as amended.  The Company considers EBITDA, as adjusted with forgivable loan amortization, an important measure of its ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities.  EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock-based compensation.  EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.